Exhibit 10.24

AMENDED AND RESTATED

INCENTIVE UNIT SUBSCRIPTION AGREEMENT

(Class B Units of Parent)

THIS AMENDED AND RESTATED INCENTIVE UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) by and between Buzz Holdings L.P., a Delaware limited partnership (“Parent”), and the Person named on the Signature Page hereto (“Executive Investment Vehicle”) is made as of the date set forth on such Signature Page.

WHEREAS, Parent is, or is an indirect interest holder of, the entity that employs Whitney Wolfe Herd (“Executive”), Executive Investment Vehicle’s controlling equityholder (the “Employer”);

WHEREAS, Parent and Executive Investment Vehicle previously entered into an Incentive Unit Subscription Agreement (the “Prior Agreement”), pursuant to which Executive Investment Vehicle previously subscribed for and acquired from Parent, and Parent issued and provided to Executive Investment Vehicle, 81,764,248.00 Class B Units of Parent;

WHEREAS, in connection with adjustments made to the capitalization of Parent following the closing of the Merger and such other adjustment to which Executive has agreed, the parties hereto desire to amend and restate the Prior Agreement to reflect the reduction in the number of Class B Units granted to the Executive Investment Vehicle to the amount set forth on the Signature Page, as hereinafter set forth (the “Incentive Units”); and

WHEREAS, the Prior Agreement was one of several agreements being entered into by Parent or Buzz Management Aggregator, L.P., a Delaware limited partnership (the “Aggregator”) with certain Persons who are or will be directors or key employees or advisors of Parent or one or more of its Subsidiaries, as part of management equity purchase plans designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. Defined terms are as set forth in Exhibit I hereto and capitalized terms not defined herein or in Exhibit I shall have the meaning set forth in the Plan or, if not defined in the Plan, as defined in the Parent LP Agreement, or if not defined in the Plan or the Parent LP Agreement, as defined in the Securityholders Agreement.

2. Incentive Units.

2.1 Grant of Incentive Units of Parent. Pursuant to the terms and subject to the conditions set forth in the Plan and this Agreement, Executive Investment Vehicle hereby subscribes for, and Parent hereby agrees to issue and award to Executive Investment Vehicle on the date specified on the Signature Page (the “Closing Date”), the number of Incentive Units set forth on Executive Investment Vehicle’s Signature Page in exchange for the services performed by Executive to or for the benefit of Parent, the Employer and/or one of their respective Subsidiaries (the “Company Group”), and subject to vesting in accordance with Schedule A hereto.

2.2 The Closing. The closing (the “Closing”) of the grant of Incentive Units hereunder shall take place on the Closing Date immediately after the closing of the Merger (as defined in the Merger Agreement).

2.3 Section 83(b) Election. Within 10 days after the Closing Date, Executive shall provide Parent with a copy of a completed election with respect to the Incentive Units subscribed for at the Closing under Section 83(b) of the Code in the form attached hereto. Executive should consult Executive’s tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Incentive Units.

3. Investment Representations and Covenants of Executive and Parent. Executive acknowledges and represents the representations and warranties as set forth in Exhibit II hereto as of the date hereof and the Closing Date. Parent acknowledges and represents the representations and warranties as set forth in Exhibit III hereto as of the date hereof and the Closing Date.

4. Certain Sales and Forfeitures Upon Termination of Employment.

4.1 Call Options.

(a) If (i) Executive’s employment with the Company Group is terminated by a Company Group member for Cause, (ii) Executive voluntarily resigns Executive’s employment with the Company Group when grounds for Cause exist, or (iii) a material Restrictive Covenant Violation occurs, Parent shall have the right, for 12 months following, as applicable, each of (x) the Termination Date or (y) the date of such Restrictive Covenant Violation (or, if later, the date on which a member of the Board (other than Executive and Executive’s designee(s), if applicable) has actual knowledge of such Restrictive Covenant Violation), to purchase (together with the rights in Section 4.1(b), the “Call Option”), and each member of Executive’s Group shall be required to sell to Parent, all but not less than all of the Vested Incentive Units then held by such member of Executive’s Group at a purchase price per Vested Incentive Unit equal to the lesser of (1) Fair Market Value (measured as of the date of the Call Notice (as defined below) is delivered, the “Repurchase Notice Date”) and (2) Cost; provided, that such purchase price shall not be less than zero.

(b) If Executive’s employment with the Company Group terminates for any reason other than as provided for in Section 4.1(a), Parent shall have the right, for 12 months following the Termination Date, to purchase, and each member of Executive’s Group shall be required to sell to Parent, all but not less than all of the Vested Incentive Units then held by such member of Executive’s Group at a purchase price per Vested Incentive Unit equal to Fair Market Value (measured as of the Repurchase Notice Date); provided, that such purchase price shall be paid in cash and shall not be less than zero and the purchase price shall be payable in full on the closing date of the repurchase as provided in this Section 4.1.

(c) If Executive’s employment with the Company Group terminates for any reason, except as set forth on Schedule A, all Unvested Incentive Units will be forfeited immediately without further action by Parent.

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(d) If Parent desires to exercise the Call Option pursuant to this Section 4.1, Parent shall send written notice to each member of Executive’s Group of its intention to purchase Vested Incentive Units, specifying the number of Vested Incentive Units to be purchased and the purchase price thereof (the “Call Notice”). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of Parent on a date specified by Parent not later than the 10th day after the Repurchase Notice Date. Notwithstanding the foregoing, if Parent elects not to exercise the Call Option pursuant to this Section 4.1, Sponsor may elect to cause one of its Affiliates or another designee to purchase such Vested Incentive Units within the time period set forth in this Section 4.1 and otherwise on the terms and conditions set forth in this Section 4.1 by providing written notice to each member of Executive’s Group of its intention to purchase Vested Incentive Units.

4.2 Obligation to Sell Several. If there is more than one member of Executive’s Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other members thereof, and the closing of the purchases from such other members by Parent shall not excuse, or constitute a waiver of its rights against, the defaulting member.

5. Payment Provisions.

5.1 Certain Limitations on Parent’s Obligations to Purchase Incentive Units. Notwithstanding anything to the contrary contained herein, Parent shall not be obligated to purchase any Vested Incentive Units at any time pursuant to Section 4, regardless of whether it has delivered a notice of its election to purchase any such Vested Incentive Units, to the extent that the purchase of such Vested Incentive Units would result in a violation of any law, statute, rule regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local, foreign court or governmental authority applicable to Parent or any of its Subsidiaries or any of its or their property.

5.2 Payment for Incentive Units. If at any time Parent elects to purchase any Vested Incentive Units pursuant to Section 4, Parent shall pay the purchase price for the Vested Incentive Units it purchases by Parent’s delivery of a check or wire transfer of immediately available funds for the purchase price, against delivery of the certificates or other instruments, if any, representing the Vested Incentive Units so purchased, duly endorsed.

5.3 Repayment of Proceeds. If (a) Parent discovers following Executive’s termination of employment that grounds for a termination for Cause existed at the time of such termination (which grounds are in fact substantiated), or (b) (i) a material Restrictive Covenant Violation of any restrictive covenant contained in Section 1 of Appendix A occurs or (ii) a material Restrictive Covenant Violation of any restrictive covenant contained in Section 2 or Section 3 of Appendix A occurs within two years following the Termination Date or, if later, prior to the date on which Executive no longer holds Executive’s Threshold Stake, then Executive shall be required, in addition to any other remedy available (on a non-exclusive basis) at law or pursuant to Section 6 of this Agreement, to pay to Parent, within 10 Business Days after Parent’s request to Executive therefor, an amount equal to the excess, if any, of (A) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) received by any member of the Executive’s Group upon the sale of Executive’s Vested Incentive Units pursuant to Section 4.1 of this Agreement over (B) the aggregate Cost of such Incentive Units. Any references in this Section 5.3 to grounds existing for a termination for Cause shall be determined without regard to any notice or cure period required prior to a finding of, or termination for, Cause.

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6. Restrictive Covenants (Appendix A). Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and accordingly agrees, in Executive’s capacity as an indirect equity holder in Parent and its Subsidiaries, to the provisions of Appendix A to this Agreement. Executive acknowledges and agrees that remedies of Parent and their Subsidiaries at law for a breach or threatened breach of any of the provisions of Appendix A would be inadequate, and Parent and its Subsidiaries and their respective Affiliates may suffer irreparable damages as a result of such breach or threatened breach by Executive, regardless of whether Executive then holds Incentive Units. In recognition of this fact, Executive agrees that, in addition to any remedies at law, (a) in the event of such a breach, Parent and its Affiliates shall be entitled to cease making any payments otherwise required by this Agreement and (b) in the event of such a breach, Parent and its Affiliates, without posting any bond, shall be entitled to obtain equitable relief (to the extent ordered by a court of competent jurisdiction) in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

7. Miscellaneous.

7.1 Transfers. The Incentive Units may only be transferred if permitted by the Parent LP Agreement and the Securityholders’ Agreement, and, prior to any transfer of Incentive Units to a Permitted Transferee, Executive Investment Vehicle shall deliver to Parent a written agreement of the proposed transferee evidencing such Person’s undertaking to be bound by the terms of this Agreement, the Parent LP Agreement and the Securityholders Agreement (unless such Person is already party thereto). Any transfer or attempted transfer of Incentive Units in violation of any provision of this Agreement, the Plan, the Parent LP Agreement or the Securityholders Agreement shall be void, and Parent shall not record such transfer on its books or treat any purported transferee of such Incentive Units as the owner of such Incentive Units for any purpose. Notwithstanding any provision to the contrary in the Parent LP Agreement or the Securityholders Agreement, no Unvested Incentive Unit shall be transferred without the prior written consent of Parent, which may be withheld in its sole discretion (except for transfers after the second anniversary of the applicable date of grant to any trusts or other estate planning vehicles beneficially owned or controlled by Executive).

7.2 Recapitalizations, Exchanges, Etc. Affecting Incentive Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Incentive Units, to any and all securities of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Incentive Units, by reason of any dividend payable in Incentive Units, issuance of Incentive Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

7.3 Executive’s Employment by the Employer. Nothing contained in this Agreement shall be deemed to obligate any Company Group member to employ Executive in any capacity whatsoever or to prohibit or restrict any Company Group member from terminating the employment of Executive at any time or for any reason whatsoever, with or without Cause.

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7.4 Cooperation. Executive agrees to reasonably cooperate with Parent in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

7.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, that no Permitted Transferee shall derive any rights under this Agreement unless and until such Permitted Transferee has executed and delivered to Parent a valid undertaking and becomes bound by the terms of this Agreement; provided, further, that Sponsor is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

7.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

7.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein (except that the provisions of Section 1 of Appendix A shall be governed by the law of the State of Texas, without regard to conflicts of laws principles thereof that would direct the application of the law of any other jurisdiction). Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of Parent, Executive Investment Vehicle, Executive and the members of Executive’s Group hereby submits to the exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each of Executive Investment Vehicle, Executive, the members of Executive’s Group and Parent hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

7.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

(a) If to Parent:

Buzz Holdings L.P.

c/o The Blackstone Group Inc.

345 Park Avenue

New York, New York 10154

Attention:  Martin Brand

    Jon Korngold

Email:        [email address]

[email address]

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with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:  Anthony Vernace

    Gregory T. Grogan

Email:        [email address]

[email address]

with a copy to:

Buzz Holdings L.P.

1105 W. 41st Street, Suite A

Austin, TX 78756

Attention:  General Counsel

(b) If to Executive Investment Vehicle:

To the most recent address of Executive set forth in the personnel records of Parent.

7.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof, including without limitation, the Plan, the Parent LP Agreement, the Securityholders’ Agreement and that certain Loan and Security Agreement entered into between Executive and Parent, dated as of January 29, 2020, contain the entire understanding of the parties with respect to the subject matter hereof and thereof; provided, that if any Company Group member or any of its Affiliates from time to time is or becomes a beneficiary under one or more other confidentiality, nondisclosure, non-competition, non-solicitation or non-disparagement provisions applicable to Executive under a written agreement, policy and/or plan, such other agreement(s), policy(ies) and/or plan(s) shall remain in full force and effect and continue in addition to this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (including, but not limited to, the Prior Agreement and the Term Sheet, dated November 8, 2019), subject to the proviso in the first sentence of this Section 7.9.

7.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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7.11 Injunctive Relief. Executive and Executive Investment Vehicle and its Permitted Transferees each acknowledge and agree that a violation of any of the terms of this Agreement may cause Parent and its Subsidiaries irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that Parent and/or the applicable Subsidiaries shall be entitled to an injunction, restraining order or other equitable relief (to the extent ordered by a court of competent jurisdiction) to prevent breaches of Sections 4 and 6 of this Agreement and to enforce specifically the terms and provisions of Sections 4 and 6 hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

7.12 Rights Cumulative; Waiver. The rights and remedies of Executive Investment Vehicle and Parent under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

7.13 Joinder to Parent LP Agreement and Securityholders Agreement. By executing and delivering this Agreement, Executive Investment Vehicle hereby adopts and approves the Parent LP Agreement and the Securityholders Agreement and agrees, effective commencing on the date on which Executive Investment Vehicle first becomes the owner of any Incentive Units or otherwise holds any interests of Parent in accordance with this Agreement, the Plan, the Parent LP Agreement and the Securityholders Agreement, to be bound by, and to comply with, the provisions of the Parent LP Agreement as a Partner and the provisions of the Securityholders Agreement as a “Securityholder” in the same manner as if Executive Investment Vehicle were an original signatory to each such agreement.

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Incentive Unit Subscription Agreement as of June 19, 2020. By executing this signature page (the “Signature Page”), the parties also are agreeing to be bound by the Parent LP Agreement and the Securityholders Agreement, effective as of the Closing Date.

BUZZ HOLDINGS L.P.

By: Buzz Holdings GP L.L.C., its general partner

/s/ Idan Wallichman
By: Idan Wallichman
Title: Chief Financial Officer

ACCEPTED AND AGREED:	EXECUTIVE INVESTMENT VEHICLE:

BEEHIVE HOLDINGS II, LP

By: Beehive Holdings Management II, LLC, its general partner

EXECUTIVE	By:	/s/ Whitney Wolfe Herd
	Name:	Whitney Wolfe Herd
	Its:	Sole Member

/s/ Whitney Wolfe Herd
Name: Whitney Wolfe Herd

[address]

Address

[email address]
Email address

Please check the appropriate box:

☒	Executive is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

❑	Executive is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

Number of Class B Units	80,411,518.00
Closing Date	January 29, 2020
Vesting Reference Date	January 29, 2020

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Schedule A

Vesting of Incentive Units

All Incentive Units initially shall be Unvested Incentive Units upon the Closing Date.

Incentive Units—Time-Vesting

60% of the Incentive Units granted hereunder (the “Time-Vesting Profits Interests”) shall become Vested Incentive Units as to 20% of such Time-Vesting Profits Interests on each of the first five anniversaries of the Vesting Reference Date, subject to Executive’s continued employment through each applicable vesting date.

Notwithstanding the foregoing, immediately prior to and following the occurrence of a Change of Control that occurs prior to the Termination Date, 100% of the Time-Vesting Profits Interests shall become Vested Incentive Units.

If Executive’s employment is terminated by (i) a Company Group member without Cause or (ii) Executive for Good Reason, an additional 20% of the Time-Vesting Profits Interests will vest upon the Termination Date.

Except as set forth above, upon any Termination Date, all Time-Vesting Profits Interests that are Unvested Incentive Units will be forfeited (provided, that if Executive’s employment is terminated by a Company Group member for Cause (or Executive resigns while grounds for Cause exist), all Vested Incentive Units shall also be forfeited, if such Vested Incentive Units are not repurchased pursuant to the Call Option under Section 4 of the Agreement).

Incentive Units—Performance-Vesting

40% of the Incentive Units granted hereunder (the “Performance-Vesting Profits Interests”) shall become Vested Incentive Units at such time, prior to a Termination Date, or instead, if applicable, the expiration of the Tail Period (as defined below), that the Sponsor Group shall have received cash proceeds (excluding Tax Distributions to the Sponsor Group up to the Sponsor Group’s pro rata share of Parent’s net taxable income multiplied by a 30% combined U.S. federal and state tax rate) in respect of the Sponsor Group’s investment in Class A Units held from time to time by the Sponsor Group in an amount necessary to ensure both (x) a specified return on the Sponsor Group’s cumulative Capital Contributions (the “MOIC Hurdle”) and (y) a specified annual internal rate of return on the Sponsor Group’s cumulative Capital Contributions (the “IRR Hurdle”), as follows:

Portion of Performance-Vesting Profits Interests	MOIC Hurdle	IRR Hurdle
33.3%	2.5x MOIC	17.5	% IRR
33.3%	3.0x MOIC	17.5	% IRR
33.4%	3.5x MOIC	17.5	% IRR

For purposes of determining whether the applicable MOIC Hurdle and/or IRR Hurdle has been satisfied, as applicable:

•	MOIC calculations shall exclude any amount invested by the Sponsor Group for the purpose of reducing MOIC (and not for any bona fide business purpose) and any returns thereon;

•

For purposes of calculating MOIC and IRR, any portion of Sponsor Group’s investment that is Transferred pursuant to a Post-Closing Syndication shall not be treated as a Capital Contribution (i.e., any portion of such investment will be treated as never having been invested by the Sponsor Group and the investment and any associated return shall be disregarded);

•

If the Sponsor Group receives Marketable Securities in respect of its Capital Contributions (it being understood that, for the avoidance of doubt, the listing on a public stock market or exchange of equity securities in Parent (or an Affiliate or reorganized entity) held directly or indirectly by the Sponsor Group in connection with an Initial Public Offering will not constitute the “receipt” by the Sponsor Group of Marketable Securities), then such Marketable Securities shall be considered “cash” for purposes of determining achievement of the applicable MOIC Hurdle and IRR Hurdle;

•	Any Capital Contributions by the Sponsor Group within the immediately preceding 12-month period prior to a Change of Control shall only be required to achieve a 1.0x MOIC Hurdle; and

•	For the avoidance of doubt, the satisfaction of the MOIC Hurdles and IRR Hurdles shall not be dependent on the occurrence of a Change of Control.

Upon the occurrence of a Change of Control that occurs prior to the Termination Date or instead, if applicable, the expiration of the Tail Period, the Performance-Vesting Profits Interests will become Vested Incentive Units to the extent both the applicable MOIC Hurdle and IRR Hurdle for such Performance-Vesting Profits Interests are satisfied in connection with such Change of Control (after taking into account any cash or Marketable Securities received by the Sponsor Group in respect of the Sponsor Group’s cumulative Capital Contributions prior to such Change of Control). Any Performance-Vesting Profits Interests that do not vest pursuant to the immediately preceding sentence upon such Change of Control will remain outstanding and eligible to vest to the extent that the applicable MOIC and IRR Hurdle for such Performance-Vesting Profits Interests are satisfied in connection with any future receipt by the Sponsor Group of cash or Marketable Securities by the Sponsor Group in respect of its cumulative Capital Contributions (with such receipt occurring prior to forfeiture of the Performance-Vesting Profits Interests upon the Termination Date or instead, if applicable, upon expiration of the Tail Period, as set forth below).

Upon the occurrence of a Subsidiary Distribution, the General Partner shall, in good faith consultation with Executive, make such equitable adjustment or proportionate adjustment, if any, as is necessary to prevent dilution (including with respect to value) of Executive Investment Vehicle’s rights with respect to Incentive Units granted hereunder. The General Partner and Executive shall consult in good faith regarding such Subsidiary’s adoption of (a) a long-term management equity incentive plan with terms substantially similar to the Plan, including with respect to the relative value of awards granted under such plan, or (b) another alternative incentive compensation structure that is appropriate for such Subsidiary under the circumstances.

If Executive’s employment is terminated by (i) a Company Group member without Cause or (ii) Executive for Good Reason, any Performance-Vesting Profits Interests that are Unvested Incentive Units will remain outstanding and eligible to vest to the extent both the applicable MOIC Hurdle and IRR Hurdle for such Performance-Vesting Profits Interests are satisfied within 180 days following the Termination Date (the “Tail Period”). Any Performance-Vesting Profits Interests that do not vest on or prior to the end of the Tail Period will be forfeited at the end of the Tail Period without consideration therefor, and any Performance-Vesting Profits Interests that become Vested Incentive Units during the Tail Period will be subject to the Call Option under Section 4 of the Agreement.

Except as set forth above, upon the Termination Date, all Performance-Vesting Profits Interests that are Unvested Incentive Units will be forfeited (provided, that if Executive’s employment is terminated by a Company Group member for Cause (or Executive resigns while grounds for Cause exist), all Vested Incentive Units shall also be forfeited, if such Vested Incentive Units are not repurchased pursuant to the Call Option under Section 4 of the Agreement).

Exhibit I

Definitions

Agreement. The term “Agreement” shall have the meaning set forth in the preface.

Cause. The term “Cause” shall have the meaning ascribed to such term in Executive’s Employment Agreement, dated as of January 29, 2020, with Buzz Holdings L.P., as may be amended, modified or supplemented from time to time by the parties thereto (the “Employment Agreement”).

Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.1.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Competing Business. The term “Competing Business” shall mean (i) the business of online, web-based or mobile-based applications established or used for the purposes of (1) match-making for dating or romance or (2) professional networking and (ii) any business activity known to Executive that is competitive with the then-current or demonstrably planned business activities of the Company Group; provided, that online, web-based or mobile-based applications established and predominantly used for any purposes other than those described above (even if such applications, for the avoidance of doubt, incidentally result in dating, romance or professional networking) shall not constitute a Competing Business.

Cost. The term “Cost” shall mean the amount paid by Executive per Incentive Unit on the Closing Date, if any, and reduced by the amount of any distributions (other than Tax Distributions) paid on the Incentive Units; provided, that “Cost” may not be less than zero.

Disability. The term “Disability” shall have the meaning ascribed to such term in the Employment Agreement.

Employee and Employment. The term “employee” shall mean, without any inference as to negate Executive’s status as an indirect Partner of Parent, if applicable, for all purposes hereunder (subject to the terms hereof) and for federal and other tax purposes, any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of any member of the Company Group, and the term “employment” shall include service as a part- or full-time employee of the Company Group.

Executive. The term “Executive” shall have the meaning set forth in the preface.

Executive’s Group. The term “Executive’s Group” shall mean Executive, Executive Investment Vehicle and Executive Investment Vehicle’s Permitted Transferees.

Fair Market Value. The term “Fair Market Value” shall mean, when used in connection with the value of Class A Units or Class B Units, (i) if there is a public market for equity of Parent on the applicable date, the value for the Class A Units or Class B Units shall be implied by the average of the high and low closing bid prices of such equity during the immediately preceding 10 trading days on the stock exchange on which the equity is principally trading or (ii) if there is no public market for the equity on such date, the value for the Class A Units or Class B Units shall be determined by the General Partner in good faith (it being understood that the value of the Class A Units or Class B Units shall be determined based on an equity valuation of Parent (defined as the price in cash that a willing buyer not affiliated with the seller and under no compulsion to buy would pay in an arms-length purchase from a willing seller not affiliated with the buyer under no compulsion to sell), which could then be converted formulaically into a fair market value for the Class A Units or Class B Units in accordance with Section 5.5 of the Parent LP Agreement); provided, that if Executive disagrees with the computation of Fair Market Value with respect to Class A Units or Class B Units held by the Executive Group and Executive and the General Partner are unable to resolve such disagreement in good faith, Parent shall engage either Duff & Phelps or Houlihan Lokey (or their successors), as jointly agreed by Executive and the General Partner, to determine the Fair Market Value. The determination of Fair Market Value by any such firm will be binding and conclusive on Executive and the General Partner. Fair Market Value shall be determined assuming that there is no discount attributable to such security because of either (A) the existence of one or more large or controlling Partners or any minority discount, (B) the terms and conditions of the Parent LP Agreement or the Securityholders Agreement applicable to such Class A Units or Class B Units at such time (other than application of Section 5.5 of the Parent LP Agreement) or (C) the fact that the Class A Units or Class B Units may be illiquid.

Good Reason. The term “Good Reason” shall have the meaning ascribed to such term in the Employment Agreement.

Marketable Securities. The term “Marketable Securities” shall mean publicly tradable marketable securities, i.e., securities that are not subject to transfer restrictions or lock-up, and shall not include, for the avoidance of doubt, any securities received in a special purpose acquisition company (SPAC), reverse-IPO transaction, or similar event.

Parent LP Agreement. The term “Parent LP Agreement” shall mean the Amended and Restated Limited Partnership Agreement of Parent, dated as of January 29, 2020, as may be amended or supplemented from time to time in accordance with its terms.

Permitted Transferee. The term “Permitted Transferee” means any Person to whom Executive Investment Vehicle transfers Incentive Units in accordance with the Parent LP Agreement and the Securityholders Agreement (other than Parent, the Blackstone Members and their respective Affiliates and except for transfers pursuant to a Public Offering).

Plan. The term “Plan” shall mean the Buzz Holdings L.P. Equity Incentive Plan, as amended and/or restated from time to time in accordance with its terms.

Public Offering. The term “Public Offering” shall have the meaning set forth in the Securityholders Agreement.

Restrictive Covenant Violation. The term “Restrictive Covenant Violation” shall mean Executive’s breach of any provision of Appendix A hereto or any similar corresponding provision applicable to Executive under the Employment Agreement or the Restrictive Covenant Agreement, dated as of November 8, 2019, between Parent and Executive.

Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

Securityholders Agreement. The term “Securityholders Agreement” shall mean the Securityholders Agreement, dated as of January 29, 2020, by and among Parent and the other parties thereto, as it may be amended or supplemented thereafter from time to time in accordance with its terms.

Sponsor. The term “Sponsor” shall mean The Blackstone Group Inc. and its Affiliates.

Sponsor Group. The term “Sponsor Group” shall mean any Blackstone Anchor or any Person that is a Permitted Transferee of any Blackstone Anchor (including any Blackstone Initial Limited Partner).

Termination Date. The term “Termination Date” shall mean the date upon which Executive’s employment with the Company Group is terminated for any reason (including death or Disability).

Unvested Incentive Units. The term “Unvested Incentive Units” means, with respect to Executive Investment Vehicle’s Incentive Units, the number of Incentive Units that are not Vested Incentive Units.

Vested Incentive Units. The term “Vested Incentive Units” means, with respect to Executive Investment Vehicle’s Incentive Units, the number of such Incentive Units that are vested and nonforfeitable, as determined in accordance with Schedule A.

Exhibit II

Representations and Warranties of Executive

1. Incentive Units Unregistered. Executive acknowledges and represents that Executive has been advised by Parent that:

(a) the offer and sale of the Incentive Units have not been registered under the Securities Act;

(b) the Incentive Units must be held indefinitely and Executive must continue to bear the economic risk of the indirect investment in the Incentive Units, unless the offer and sale of the Incentive Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the Parent LP Agreement or Securityholders Agreement);

(c) there is no established market for the Incentive Units and it is not anticipated that there will be any public market for the Incentive Units in the foreseeable future;

(d) a restrictive legend in the form set forth below (and any legends required by the Parent LP Agreement) shall be placed on the certificates, if any, representing the Incentive Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN AN INCENTIVE UNIT SUBSCRIPTION AGREEMENT WITH THE ISSUER, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e) a notation shall be made in the appropriate records of Parent that the Incentive Units are subject to restrictions on transfer, as provided herein, in the Parent LP Agreement and in the Securityholders Agreement, and if Parent should at some point in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Incentive Units.

2. Additional Investment Representations. Executive represents and warrants that:

(a) Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the indirect interest in the Incentive Units for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s indirect investment in the Incentive Units;

(b) Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the indirect investment in the Incentive Units;

(c) Executive understands that the Incentive Units are a speculative investment which involves a high degree of risk of loss of Executive’s indirect investment therein, there are substantial restrictions on the transferability of the Incentive Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Incentive Units and, accordingly, it may not be possible for Executive to liquidate Executive’s indirect investment in case of emergency, if at all;

(d) the terms of this Agreement provide that if Executive ceases to be an employee of the Company Group, Parent has the right to repurchase or redeem the Incentive Units at a price which may, under certain limited circumstances, be less than the Fair Market Value thereof;

(e) Executive understands and has taken cognizance of all of the risk factors related to the purchase of the Incentive Units and, other than as set forth in this Agreement, the Parent LP Agreement and the Securityholders Agreement, no representations or warranties have been made to Executive Investment Vehicle, Executive or Executive’s representatives concerning the Incentive Units or Parent or their prospects or other matters;

(f) Executive has been given the opportunity to examine all documents and to ask questions of, and receive answers from, Parent and its representatives concerning the Company Group, the Parent LP Agreement, the Securityholders Agreement, Parent’s organizational documents and the terms and conditions of the purchase of the Incentive Units and to obtain any additional information which Executive deems necessary;

(g) all information which Executive has provided to Parent and Parent’s representatives concerning Executive and Executive’s financial position is complete and correct as of the date of this Agreement in all material respects; and

(h) Executive is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, as indicated on Executive’s Signature Page.

II - 2

Exhibit III

Representations and Warranties of Parent

Parent represents and warrants to Executive as of the date hereof as follows:

(a) It is a duly organized limited partnership, validly existing and in good standing under the laws of Delaware, and has all requisite legal power to enter into this Agreement, the Parent LP Agreement and the Securityholders Agreement, perform its obligations hereunder, and own its properties and assets.

(b) All actions on the part of Parent necessary for the execution and delivery by it of this Agreement and the performance of its obligations hereunder have been taken. This Agreement has been duly executed and delivered by Parent and it constitutes a valid and legally binding obligation of Parent, except as enforceability may be limited by Laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

(c) None of the execution and delivery by Parent of this Agreement, the consummation by Parent of the transactions contemplated hereby, or compliance by Parent with any of the provisions hereof does or will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under (i) any order of any governmental entity applicable to Parent or by which any of the properties or assets of Parent are bound or (ii) any organizational documents of Parent.

(d) Save as set out in this Agreement, no member of the Company Group has relied on, or been induced to enter into this Agreement by, any information (written or oral), statements or warranties or representations of any description made, supplied or given by or on behalf of Executive or any of Executive’s agents or advisers in relation to the assets and liabilities of the Company Group, their value or amount, or the businesses or affairs of the Company Group or otherwise.

(e) Except for the representations and warranties contained in this Agreement, the Founder Agreement, the Parent LP Agreement and the Securityholders Agreement, Executive has not made and does not make any other representations or warranties, written or oral, statutory, express or implied, in connection with this Agreement or the transactions contemplated hereby.

Appendix A

RESTRICTIVE COVENANTS

1. Non-Competition; Non-Solicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and its Affiliates and further acknowledges and recognizes that Executive has received, and will receive, Confidential Information (as defined below) and other trade secrets of the Company Group, and accordingly agrees as follows:

(a) Non-Competition.

(i) During Executive’s employment with the Company Group and until the later of (i) the third anniversary of the closing of the transactions contemplated by the Purchase Agreement (the “Post-Closing Restricted Period”) and (ii) the second anniversary of Executive’s Termination Date (such actual period of restriction, whether such period ends upon or after the expiration of the Post-Closing Restricted Period, the “Restricted Period”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly solicit or assist in soliciting in competition with the Company Group the business of any then current or prospective client or customer with whom Executive (or Executive’s direct reports) had personal contact or dealings on behalf of Parent during the one-year period preceding the termination of Executive’s employment with the Company Group.

(ii) During the Restricted Period, Executive will not directly or indirectly:

(A) engage in any business activities involving any Competing Business, individually or through an entity, as an employee, director, officer, owner, investor, partner, member, consultant, contractor, agent, joint venturer or otherwise, in any geographical area where any member of the Company Group engages in its business;

(B) acquire a financial interest in, or otherwise become actively involved with, any Competing Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(C) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the members of the Company Group and any of their clients, customers, suppliers, partners, members or investors.

(iii) Notwithstanding anything to the contrary in this Agreement, (A) Executive may, directly or indirectly, own, solely as an investment, securities of any Competing Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive does not, directly or indirectly, own 5% or more of any class of securities of such Person; and (B) this Section 1(a) shall not restrict (x) Executive’s participation in the activities set forth on Schedule I to the Employment Agreement or (y) Executive’s activities with respect to female empowerment and entrepreneurialism and social justice.

(iv) For purposes of this Agreement, “Competing Business” means (A) the business of online, web-based or mobile-based applications established or used for the purposes of (I) match-making for dating or romance or (II) professional networking and (B) any business activity known to Executive that is competitive with the then-current or demonstrably planned business activities of the Company Group; provided, that online, web-based or mobile-based applications established and predominantly used for any purposes other than those described above in clause (A) or (B) (even if such applications, for the avoidance of doubt, incidentally result in dating, romance or professional networking) shall not constitute a Competing Business.

(b) Employee Non-Solicitation. During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(i) solicit or encourage any employee of the Company Group to leave the employment of the Company Group;

(ii) hire or solicit for employment any employee who was employed by the Company Group as of the date of Executive’s termination of employment with the Company Group for any reason or who left the employment of the Company Group coincident with, or within one year prior to, the date of Executive’s termination of employment with the Company Group for any reason; or

(iii) encourage any material consultant of the Company Group to cease working with the Company Group.

(c) It is expressly understood and agreed that although Executive and Parent consider the restrictions contained in this Section 1 to be reasonable and necessary to protect Parent’s legitimate business interests and to be in consideration of the Executive’s Capital Contributions and of Parent’s grant of Units pursuant to this Agreement, in each case, in connection with the Transaction, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(d) The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on Parent’s application for injunctive relief.

(e) The provisions of this Section 1 shall survive the termination of Executive’s employment for any reason, including but not limited to, any termination other than for Cause.

2. Confidentiality; Intellectual Property.

(a) Confidentiality.

(i) Executive will not at any time (whether during or after Executive’s employment with Parent), (x) retain; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside any Company Group member (other than (A) Executive’s professional advisers who are bound by confidentiality obligations, (B) in performance of Executive’s duties under Executive’s employment and pursuant to customary industry practice, (C) in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement and (D) to Executive’s representatives who have a need to know such information for tax or financial reporting reasons), any non-public, proprietary or confidential information (in any form or medium, including text, digital or electronic) – including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals (in any form or medium, tangible or intangible) – concerning the past, current or future business, activities and operations of any Company Group member and/or any third party that has disclosed or provided any of same to any Company Group member on a confidential basis (“Confidential Information”) without the prior written authorization of the Board. Executive will not at any time (whether during or after Executive’s employment with the Company Group) use any Confidential Information for the benefit, purposes or account of Executive or any other Person, other than in the performance of Executive’s duties under the Employment Agreement.

(ii) “Confidential Information” shall not include any information that is (A) generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (B) made available to Executive by a third party without breach of any confidentiality obligation or other wrongful act of which Executive has knowledge; (C) required by law to be disclosed; provided, that with respect to subsection (C) Executive shall (to the extent legally permissible and reasonably practicable) give prompt written notice to Parent of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by any Company Group member to obtain a protective order or similar treatment; or (D) permitted to be disclosed pursuant to any organizational document of the Company Group.

(iii) Except as required by law, Executive will not disclose to anyone, other than Executive’s family (it being understood that, in this Agreement, the term “family” refers to Executive, Executive’s spouse, spouse equivalent, children, parents, spouse’s parents and spouse equivalent’s parents) and advisors, the existence or contents of this Agreement; provided, that Executive may disclose to any prospective future employer executive compensation and the provisions of this Appendix A, and may disclose the existence or contents of this Agreement in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement (provided that, in connection with any such litigation or proceedings not involving Parent or any of its Affiliates, Executive shall (to the extent legally permissible and reasonably practicable) disclose no more information than is required). This Section 2(a)(iii) shall terminate if Parent publicly discloses a copy of this Agreement (or, if Parent publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv) Upon termination of Executive’s employment with the Company Group for any reason, Executive shall, upon Parent’s request, promptly destroy, delete, or return to Parent, at Parent’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Parent property) that contain Confidential Information, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and nothing herein shall require Executive to destroy any computer records or files containing Confidential Information which Executive is required to maintain pursuant to applicable law or in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement; provided, that the provisions of this Agreement will continue to apply to such Confidential Information.

(v) Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (or similar bodies of relevant foreign jurisdictions) (collectively, a “Governmental Entity”) with respect to possible violations of any applicable law or regulation, or from otherwise making disclosures to any Governmental Entity that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law, and nothing herein shall preclude Executive’s right to receive an award from a Governmental Entity for information provided under any whistleblower program. Executive does not need the prior authorization of (or to give notice to) Parent regarding any such communication or disclosure.

(vi) Pursuant to the Defend Trade Secrets Act of 2016, Parent and Executive hereby confirm, understand and acknowledge that Executive shall not be held criminally or civilly liable under any applicable federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Parent and Executive hereby confirm, understand and acknowledge further that if Executive files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. Moreover, Executive does not need the prior authorization of (or to give notice to) Parent regarding any such communication or disclosure. Except as required by applicable law, under no circumstance will Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of Parent, without prior written consent of Parent’s General Counsel or other officer designated by Parent.

(b) Intellectual Property.

(i) If Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, concepts, intellectual property, materials, trademarks or similar rights, documents or other work product (including without limitation, research, reports, software, algorithms, techniques, databases, systems, applications, presentations, textual works, content, improvements, or audiovisual materials), whether or not patentable or registrable under patent, trademark, copyright or similar laws (“Works”), either alone or with third parties, at any time during Executive’s employment by the Company Group members and within the scope of such employment (it being understood that, for the avoidance of doubt, the activities set forth on Schedule I of the Employment Agreement shall not be considered within the scope of such employment for the purposes of this Section 2) and/or with the use of any resources of any Company Group member or their respective Affiliates, such Works shall be “Company Group Works” (it being understood that, notwithstanding anything herein to the contrary, in no event shall Executive’s name, likeness, image or any other rights of publicity be considered Company Group Works). Executive agrees that all such Company Group Works shall, as between the parties hereto, be the sole and exclusive property and intellectual property of Parent. Notwithstanding the foregoing, Executive hereby irrevocably assigns, transfers and conveys (and agrees to so assign, transfer and convey), to the maximum extent permitted by applicable law, all of Executive’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to the Company Group members to the extent ownership of any such rights does not vest originally in such Company Group members whether as a “work made for hire” or by virtue of the prior sentence. If Executive creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Group Works, such records will remain, as between the parties hereto, the sole property and intellectual property of the Company Group members at all times. For clarity, any activities using Executive’s name, likeness, image or any other rights of publicity, to the extent such activities (A)(x) would not otherwise be prohibited by Section 1(a) and (y) are outside of the ordinary course of business of the Company Group, as such business exists now or at any time in the future or (B) are otherwise approved by the Board (which approval shall not be unreasonably withheld, conditioned or delayed) shall not be considered within the scope of Executive’s employment for purposes of this Section 2.

(ii) Executive hereby assigns and agrees to assign all of Executive’s rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”) in any of the Company Group Works. To the extent that Moral Rights cannot be assigned under applicable law, Executive hereby waives and agrees not to enforce any and all such Moral Rights, including, without limitation, any limitation on subsequent modification, to the fullest extent permitted under applicable law.

(iii) Executive shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the expense of any Company Group member (but without further remuneration) to assist the applicable Company Group member or its affiliates in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company Group members’ rights in the Company Group Works. Executive hereby designates and appoints Parent and its designees as Executive’s agent and attorney-in-fact, to act for and in Executive’s behalf and stead solely to the extent necessary to execute and file such documents and solely to the extent Executive is unable or unwilling to do so. This power of attorney is coupled with an interest and is irrevocable. Executive shall not knowingly take any actions inconsistent with Parent’s ownership rights set forth in this Section 2, including by filing to register any Company Group Works in Executive’s own name.

(iv) Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with any Company Group member or their respective Affiliates any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company Group that are from time to time previously disclosed to Executive, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.

(v) Executive has listed on the attached Schedule A-1, Works that are owned by Executive, in whole or jointly with others prior to Executive’s employment with the Company Group (such Works, together with any Works owned by Executive in whole or jointly with others prior to Executive’s employment with the Company Group, collectively, “Prior Works”). Executive shall not use any Prior Work in connection with Executive’s employment with the Company Group without prior written consent of Parent. If, in connection with Executive’s employment with Parent, Executive incorporates into any Parent product, service or process any Prior Work (or any portion of a Prior Work), in any manner whatsoever, Executive grants Parent a non-exclusive perpetual (or the maximum time period allowed by applicable law), sublicensable, assignable, royalty-free right and worldwide license to use, modify, reproduce, reduce to practice, market, distribute, communicate and/or sell such Prior Work or portion of such Prior Work solely to the extent necessary for Parent to exploit such Parent product, service or process. Parent, on behalf of itself and the other members of the Company Group, agrees that any and all Prior Works shall, as between the parties hereto, be and remain the sole and exclusive property and intellectual property of Executive. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall any Prior Works (or any portion thereof) be considered “Confidential Information” under this Agreement.

(c) The provisions of Section 2 hereof shall survive the termination of Executive’s employment for any reason (except as otherwise set forth in Section 2(a)(iv) hereof).

3. Non-Disparagement. During the period of Executive’s employment with the Company Group and following a termination of employment for any reason (i) Executive agrees not to make, or direct any other Person to make, any Disparaging Statement (as defined below) about the Company Group, Sponsor or any of their respective Affiliates (or any of their respective officers or directors) (it being understood that comments made in Executive’s good faith performance of Executive’s duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement) and (ii) Parent shall instruct the members of the Board that are affiliated with Sponsor not to make, or direct any other Person to make, any Disparaging Statement about Executive or Executive’s spouse. In addition, following the termination of Executive’s employment with the Company Group for any reason, Parent shall instruct the members of the Company Group’s management team and any other individual who is authorized to make any public statement on behalf of the Company Group not to make, or direct any other Person to make, any Disparaging Statement about Executive or Executive’s spouse. For purposes of this Agreement, a “Disparaging Statement” shall mean any communication that is intended to defame or disparage, or has the effect of defaming or disparaging.